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Exhibit 10.4  Employment Agreement with Jon H. Marple

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into effective the 1st day of January, 2002, by and between FORCE 10 TRADING, INC., a Nevada corporation (herein called the "CORPORATION"), and JON H. MARPLE (herein called the "EMPLOYEE").


1. EMPLOYMENT. The CORPORATION hereby employs EMPLOYEE, and EMPLOYEE hereby accepts such employment, to serve as and in the capacity of Chief Executive Officer or such other capacity as may be determined by the Board of Directors of the CORPORATION upon and subject to the terms and conditions set forth herein.

2. TERM OF EMPLOYMENT. The term of this Agreement, and the term of the employment of EMPLOYEE hereunder, shall be for a period of five (5) years beginning January 1, 2002 and ending December 31, 2007, unless sooner terminated in the manner provided herein. The term of this Agreement and of the employment of EMPLOYEE hereunder may be extended or renewed for such additional terms or periods and upon and subject to such additional terms and conditions as the parties may agree.

5.       DUTIES.

         D. EMPLOYEE, during normal business hours, shall devote his best efforts and his entire time, attention and energy to the business and affairs of the CORPORATION. EMPLOYEE shall perform all duties normally and properly incident to the office or positions held by him and such further duties as may from time to time be assigned to him by the Board of Directors of the CORPORATION.
         E. EMPLOYEE agrees to adhere to all existing rules and company policies of the CORPORATION, as well as any other procedures, duties and responsibilities that may be reasonably required of EMPLOYEE and promulgated by the CORPORATION, its executive officers and its Board of Directors.
         F. During the term of this Agreement, EMPLOYEE shall not engage, directly or indirectly, in any activities competitive with any business which is now or which hereafter may be conducted by the CORPORATION, or its any of its subsidiaries.

6. COMPENSATION. As compensation for the services rendered by EMPLOYEE during the term of this Agreement, the CORPORATION shall make the following payments to EMPLOYEE:

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         E.       A base salary in the amount of ten thousand Dollars
                  ($10,000.00) per month. This amount will be paid pro-rata twice a month unless employment is terminated in a manner provided herein. On January 1 of each year under this contract, the monthly salary due under this subparagraph shall increase by ten percent (10%).
         F. An override commission shall be paid to EMPLOYEE on all sales of instructional materials by CORPORATION or any of its subsidiaries in the amount of four percent (4%) of gross sales.
         G. EMPLOYEE shall be due an annual bonus as determined by the Compensation Committee of the Board of Directors of CORPORATION. Such bonus may be paid in cash or stock form as determined by the Compensation Committee of the Board of Directors of CORPORATION.
         H. EMPLOYEE shall be granted under a separate agreement, the option to purchase one million (1,000,000) shares of common stock in CORPORATION at a price of $0.25 per share. These options shall vest pro-rata over a three-year period commencing on June 30, 2002. One-third of the options will vest on June 30, 2002 and an additional one-third of the options will vest on June 30, 2003. The remaining options will vest on June 30, 2004.

5. EMPLOYEE BENEFITS. During the term of this Agreement, EMPLOYEE shall receive and be entitled to participate in all benefits customarily offered to or conferred upon other employees of the CORPORATION.

7.       TERMINATION OF EMPLOYMENT.

         B. Upon the occurrence of any of the following events and the expiration of the period, if any, specified, this Agreement and the employment of EMPLOYEE hereunder shall terminate:

                  (6)      The death of EMPLOYEE.
                  (7) The expiration of a period of three (3) business days after the delivery by EMPLOYEE of notice of resignation of EMPLOYEE as an employee of the CORPORATION.
                  (8) The "disability" of EMPLOYEE. The term "disability", as used herein, shall mean the inability or failure of EMPLOYEE, by reason of any medically demonstrable physical or mental condition, to perform his duties hereunder. The disability of EMPLOYEE shall be deemed to have occurred if: (i) the issuer of any disability income policy insuring EMPLOYEE shall have determined that EMPLOYEE is disabled, whether partially or totally, within the meaning of the provisions of such policy; (ii) EMPLOYEE shall be absent from work for a period of sixty (60) consecutive business days or two or more periods, each of which shall be of less than sixty (60) business days but all of which in the aggregate shall be of more than ninety (90) business days for any reason without the written notice of the

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                           CORPORATION or (iii) the CORPORATION shall have
                           received written opinions from two duly licensed physicians that EMPLOYEE, by reason of any medically demonstrable physical or mental condition, is unable to perform his duties for the foreseeable future or that the continued performance of his duties will endanger his life.
                  (9) The misconduct of EMPLOYEE as evidenced by the following:
                           (e)      The material breach by EMPLOYEE of any
                                    covenants of this Agreement.
                           (f)      The habitual neglect by EMPLOYEE of his
                                    duties as an employee.
                           (g) The commission by EMPLOYEE of fraud, misappropriation, embezzlement or the like.
                           (h) Any gross or lewd misbehavior, any material wrongdoing, any criminal activity or the like on the part of the EMPLOYEE.
                  (10) A determination on the part of the Board of Directors of the CORPORATION of the inability or failure of EMPLOYEE to perform his duties hereunder in a reasonably satisfactory manner.

7. CONFIDENTIAL INFORMATION AND TRADE SECRETS. As consideration for and to induce the employment of EMPLOYEE by the CORPORATION, EMPLOYEE hereby covenants and agrees that:

         E. All information relating to or used in the business and operation of the CORPORATION including, but not limited to, data, records, computer programs, manuals, processes, methods, marketing programs and intangible rights and procedures, client and customer lists, and client lead lists whether prepared, compiled, developed or obtained by EMPLOYEE or by the CORPORATION prior to or during the term of this Agreement and the employment of EMPLOYEE hereunder, are and shall be confidential information and trade secrets which are the exclusive property of the CORPORATION.

         F. All programs, customer and clients lists, computer programs, manuals, records, data and processes relating to or used in the business and operations of the CORPORATION or of any of its customers and made, first reduced to practice, devised or conceived by EMPLOYEE, alone or with others, during the term of this Agreement and the employment of EMPLOYEE hereunder, whether made, first reduced to practice, devised or conceived during or outside of regular working hours, on or away from the CORPORATION's premises or at the expense of the CORPORATION or of EMPLOYEE or of any other person, are and shall be confidential information and trade secrets which are the exclusive property of the CORPORATION. EMPLOYEE further agrees that he shall promptly and fully disclose and assign to the CORPORATION (or, if the CORPORATION shall otherwise direct

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                  EMPLOYEE in writing, as so directed by the CORPORATION) all rights and interests that he has or may have in and to all such programs, lists, records and data. All such matters are and shall be confidential information and trade secrets, which are the exclusive property of the CORPORATION whether or not so disclosed or assigned. EMPLOYEE shall fully cooperate with the CORPORATION and its representatives in preparing, and shall execute, acknowledge and deliver as directed by the CORPORATION, such instruments (including, but not limited to, assignments, applications for copyrights, trade names and trademarks) and take such other action as the CORPORATION may deem necessary or appropriate to evidence of effect the provisions of this paragraph.

         G. All records, customer and client lists, programs, data, computer programs and other materials relating to confidential information and trade secrets which are the exclusive property of the CORPORATION, including, without limitation, material in written form or in a form produced or stored by any electrical or mechanical means or process, whether prepared, compiled or obtained by EMPLOYEE or by the CORPORATION or prior to or during the term of this Agreement and the employment of EMPLOYEE hereunder, are and shall be the exclusive property of the CORPORATION.

         H. Except in the regular course of his employment by the CORPORATION hereunder or as the CORPORATION may expressly authorize or direct in writing, EMPLOYEE shall not, during or after the term of this Agreement and of his employment hereunder copy, reproduce, disclose or divulge to others, use or permit others to use any confidential information and trade secrets which are the property of the CORPORATION, or any records, client and customer lists, lead lists, data, computer programs, other materials relating to any such confidential information or trade secrets. EMPLOYEE further covenants and agrees that during the term of this Agreement and his employment by the CORPORATION he shall not remove from the custody and control of the CORPORATION any lists, data, recorders, computer programs and other materials relating to such confidential information and trade secrets and that upon termination of this Agreement and of his employment he shall deliver the same to the CORPORATION.

8. RESTRICTION OF ACTIVITY WITH CUSTOMER AND EMPLOYEES. The EMPLOYEE agrees that his services hereunder are of special, unique, extraordinary and intellectual character, and that his position with the CORPORATION places him in a position of confidence and trust with the clients and customers and employees of the CORPORATION. EMPLOYEE also acknowledge that the customers serviced by the CORPORATION are located throughout the world and, accordingly, it is reasonable that

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         the restrictive covenants set forth below are not limited by specific geographic area but by the location of the CORPORATION's customers and potential clients and customers EMPLOYEE further acknowledges that the rendering of services to the clients and customers necessarily requires the disclosure of confidential information and trade secrets of those clients and customers (such as, without limitation, marketing plans, manufacturing processes, budgets, designs, customer preferences and policies, and identify of appropriate personnel of customers with sufficient authority to influence a shift in suppliers). The EMPLOYEE has and will continue to develop a personal acquaintanceship and relationship with the CORPORATION's customers and/or business partners, and a knowledge of those customers' and partners' affairs and requirements, which may constitute the CORPORATION's primary or only contact with such customers. The EMPLOYEE acknowledges that the CORPORATION's relationships with its established customers and business partners may therefore be placed in the EMPLOYEE's hands in confidence and trust. The EMPLOYEE consequently agrees that it is reasonable and necessary for the protection of the goodwill business of the CORPORATION that the EMPLOYEE make the covenants contained herein; that the covenants are given as an integral part of and incident to this Agreement; that there is adequate consideration for such covenants and employment hereunder; that in making its decision to employ EMPLOYEE for the consideration outlined above, the CORPORATION relied upon and was induced by the covenants made by the Executive in the Section 8. Accordingly, the EMPLOYEE agrees that while he is in the CORPORATION's employ and for a three (3) year period after termination of employment, he shall not directly or indirectly:

         A. Solicit (or attempt to solicit) business from or perform any services for any "Client(s)" or "Customer(s)" of the type performed by the CORPORATION or to persuade any "Client(s)" or Customer(s) to cease to do business or to reduce the amount of business which any such "Client(s)" or Customer(s) has customarily done or contemplates doing with the CORPORATION. For purposes of this Agreement, "Client(s)" or "Customer(s)" shall mean (i) any company, person, or other entity the EMPLOYEE has had personal involvement with, solicited capital from, or provided services to, while employed by CORPORATION: or (ii) any company, person or other entity where CORPORATION has performed work, solicited capital from, made presentations or otherwise proposed CORPORATION services within the six (6) months preceding EMPLOYEE's termination; or

         B. Employ, attempt to employ or assist anyone to employ or attempt to employ any person employed by the CORPORATION.

9. EQUITABLE REMEDIES. The parties acknowledge and agree that in the event of a default or breach or of a threatened default or breach by EMPLOYEE of the provisions of Section 7 and 8 of this Agreement, the CORPORATION

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         shall sustain irreparable injury and damages, the amount or extent of which cannot be measured in money and for which there does not and shall not exist any adequate remedy at law. Accordingly, each of the parties hereby agrees that in the event of a fault or breach or of a threatened default or breach by EMPLOYEE of the provisions of Section 7 and 8 of this Agreement, the CORPORATION shall be entitled to immediate injunctive relief and to specific performance and that in any legal action or proceeding for injunctive relief and specific performance the EMPLOYEE or CORORATION shall be deemed to have hereby waived, and shall not assert in such action or proceeding, the defense or claim that the CORPORATION has an adequate remedy at law or that an adequate remedy at law exists. The foregoing shall not, however, be deemed to limit or restrict the remedies at law or in equity of the CORPORATION for any default or breach or any threatened default or breach of the provisions of this Agreement. The covenants contained in this paragraph shall be construed as covenants independent of any other provisions of this Agreement, and the existence of any claim or cause of action by one party against the other shall not constitute a defense to the enforcement thereof.

10. SEVERANCE. Upon the termination of this contract for any reason other than those described in subparagraphs 6(A)(4)(c) or 6(A)(4)(d), EMPLOYEE shall be due severance pay equal to the payments as calculated in Paragraph 4 herein for a period of five (5) years.

11. NOTICES. All notices, directions, consents, other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made and received when sent or mailed by certified mail, postage prepaid and return receipt requested, addressed to the CORPORATION at its principal office and to EMPLOYEE at his residential address as it appears on the employment records or the CORPORATION

12. PRIOR AGREEMENTS. All prior agreements and understandings of every kind between the parties regarding the employment of EMPLOYEE by the CORPORATION are superseded by this Agreement and are hereby terminated.

13. EFFECT. This Agreement shall be binding on and inure to the respective benefit of EMPLOYEE and the personal representative of EMPLOYEE and the CORPORATION and its successor and assigns.

14. SEVERABILITY. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision.

15. MODIFICATION. No provision of this Agreement, including the provision of this paragraph, may be modified, deleted or amended in any manner except by an Agreement in writing executed by each of the parties.

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16.      ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned by either party.

17. CONSTRUCTION. This Agreement is executed and delivered in the State of Utah and shall be construed and enforced in accordance with the laws of such state.

18. ORIGINAL COPIES. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and binding as against the signator.

19. HEADINGS. The underlined headings herein are for convenience only and shall not affect the interpretation of this Agreement.

20. ATTORNEYS' FEE. If either party brings an action to enforce his or its rights under this Agreement, in addition remedies to which such party may be entitled, the prevailing party shall be entitled to recover attorneys' fees and costs.


SIGNATURE PAGE FOLLOWS
----------------------

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WITNESS the following signatures as of the above written date.

                  CORPORATION:              FORCE 10 TRADING, INC.
                                            A Nevada corporation


                                            By:  /s/ Richard Torney
                                               ---------------------------------
                                                 Richard Torney, Director


                                            By:  /s/ Mary E. Blake
                                               ---------------------------------
                                                 Mary E. Blake, Director



                  EMPLOYEE:                 /s/ Jon H. Marple
                                            ------------------------------------
                                            Jon H. Marple


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